UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2023

PHARMACYTE BIOTECH, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-40699	62-1772151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3960 Howard Hughes Parkway, Suite 500 Las Vegas, Nevada	89169
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (917) 595-2850

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, Par Value $0.0001 Per Share	PMCB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 20, 2023 (the “Grant Date”), the board of directors (the “Board”) of PharmaCyte Biotech, Inc. (the “Company”) approved a one-time grant (the “Silverman Grant”) to Joshua N. Silverman, Interim Chief Executive Officer and Interim President of the Company, consisting of (i) $100,000 in cash and (ii) options to purchase up to 170,000 shares of the Company’s common stock at an exercise price of $2.18 per share. The options vest 50% on the Grant Date and 50% on the one-year anniversary of the Grant Date. The Silverman Grant was made pursuant to the PharmaCyte Biotech, Inc. 2022 Equity Incentive Plan (the “Plan”).

Also on the Grant Date, the Board approved a one-time grant (the “Trujillo Grant”) to Carlos A. Trujillo, Chief Financial Officer of the Company, consisting of (i) $50,000 in cash and (ii) options to purchase up to 85,000 shares of the Company’s common stock at an exercise price of $2.18 per share. The options vest 50% on the Grant Date and 50% on the one-year anniversary of the Grant Date. The Trujillo Grant was made pursuant to the Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 24, 2023	PHARMACYTE BIOTECH, INC.

	By:	/s/ Joshua N. Silverman
	Name:	Joshua N. Silverman
	Title:	Interim Chief Executive Officer and Interim President

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